ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. LICENSE AGREEMENT

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AIE SPORTS BOOK SOFTWARE SYSTEM PRODUCT (WEBSPORTS)

THIS SINGLE USER LICENSE AGREEMENT IS A BINDING AGREEMENT BETWEEN GRENADA MANAGEMENT CORPORATION (USER) AND ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. FOR THE SOFTWARE SYSTEM PRODUCT (WEBSPORTS), WHICH INCLUDES COMPUTER SOFTWARE AND ASSOCIATED PRINTED MATERIALS. BY INSTALLING OR OTHERWISE USING THE SOFTWARE SYSTEM PRODUCT (WEBSPORTS), USER AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT.

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                         SOFTWARE SYSTEM PRODUCT LICENSE

The Software Systems Product is protected by copyright laws and International copyright treaties as well as other intellectual property laws and treaties. This Software System Product is licensed and not sold.

1. GRANT OF LICENSE. This SINGLE USER LICENSE AGREEMENT grants USER the following rights:

          o User may install and use one copy of the Software System Product. This Software System Product may not be shared or used concurrently at more than one location.

2.    DESCRIPTION OF OTHER RIGHTS AND LIMITATIONS.

          o User may not reverse engineer, decompile, or disassemble the Software System Product.

          o The Software System Product is licensed as a single product. Its component parts may not be separated for use other than for one specific application.

          o User may not rent, lease, sell, transfer or assign the Software System Product without written consent of Atlantic International Entertainment, Ltd.

          o This is a non-expiring license. Without prejudice to any other rights, Atlantic International Entertainment, Ltd. may terminate this SINGLE USER LICENSE AGREEMENT if user fail to comply with all terms and conditions of this agreement. In such event, User must must destroy all copies of this product.

3. COPYRIGHT. All title and copyrights to the Software System Product are owned by Atlantic International Entertainment, Ltd.

4. FEE. $190,000, Payable after installation and acceptance by User at a minimum rate of $2,500 per month beginning 30 days after system (Version 1.5) is operating commercially. Payments to start no later than September 1, 1997. Fee includes all hardware requirements to provide a fully operational system. Hardware to be installed by User. A $50,000 flat fee will be charged for additional Software Systems in one location, not including any additional hardware requirements. Payment in full by November 15, 1998.

5. SUPPORT AND UPGRADES. User will also pay $500 per month for telephone technical support and software upgrades.

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ATLANTIC  INTERNATIONAL  ENTERTAINMENT,  LTD. TO THE MAXIMUM EXTENT PERMITTED BY
DELAWARE LAW, DISCLAIM ALL WARRANTIES, EITHER EXPRESSED OR IMPLIED WITH REGARD TO THIS PRODUCT. IN NO EVENT SHALL ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. BE
LIABLE  FOR  ANY  SPECIAL,   INCIDENTAL,   INDIRECT,  OR  CONSEQUENTIAL  DAMAGES
WHATSOEVER ARISING OUT OF THE USE OF THIS PRODUCT.


Agreed to this 27 day of  February, 1997

Grenada Management Corporation       Atlantic International Entertainment, Ltd.
P.O. Box 556                         2200 Corporate Blvd., Suite 317
Harlestown, Nevis                    Boca Raton, Florida 33431

BY:  /s/ Greg Gottson                BY: /s/ Richard Iamunno
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         Greg Gottson, U.S. Agent         Richard Iamunno, President